CERTIFICATE OF FORMATION

OF

Majestic Funding Partners, LLC

A DELAWARE SERIES LIMITED LIABILITY COMPANY

FIRST: The name of the limited liability company is: Majestic Funding Partners, LLC

SECOND: The Corporation's registered office in the State of Delaware is located at 16192 Coastal Highway, Lewes, Delaware 19958, County of Sussex. The registered agent in charge thereof is Harvard Business Services, Inc,

TIDRD: The limited liability company is established pursuant to the Delaware Limited Liability Company Act (the "Act") and, pursuant to Section 18-215 or Section 18-218 of that Act, may establish separate and distinct series of members, managers, and interests, each having separate rights, powers or duties with respect to specified property or obligations of the. limited liability company or profits and losses associated with specified property or obligations. The debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to a particular series shall be enforceable against the assets of such series only, and not against the assets of the limited liability company generally or any other series thereof, and none of the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to the limited liability company generally or any other series thereof shall be enforceable against the assets of such series. These series may be established as "protected series" or "registered series" as such terms are used in the Act.

IN WITNESS WHEREOF, the undersigned, being fully authorized to execute and file this document have signed below and executed this Certificate of Formation on this October 26, 2022.

Harvard Business Services, Inc., Authorized Person
By: Michael J, Bell, President

STATEMENT OF AUTHORIZED PERSON

*************************

IN LIEU OF ORGANIZATIONAL MEETING

FOR

Majestic Funding Partners, LLC

October 26, 2022

We, Harvard Business Services, Inc., the authorized person of Majestic Funding Partners, LLC -a Delaware Limited Liability Company -- hereby adopt the following resolution:

Resolved: That the Certificate of Formation of Majestic Funding Partners, LLC was filed with the Secretary of State of Delaware on October 26, 2022.

Resolved: That on October 26, 2022 the following persons were appointed as the initial members of the Limited Liability Company until their successors are elected and qualify:

Bogenuity, LLC.

6G Holdings, LLC.

VinPossible, LLC.

JMS Equity, LLC.

Resolved: That the undersigned signatory hereby resigns as the authorized person of the above named Limited Liability Company.

This resolution shall be filed in the minute book of the company.

Harvard Business Services, Inc., Authorized Person
By: Michael J. Bell, President